UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55580 (Commission File Number)	81-0862795 (IRS Employer Identification No.)

332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01. Other Events.
Attached to this Current Report on Form 8-K is a copy of a website notice, dated October 3, 2018 (the “MacKenzie Notice”), from Highlands REIT, Inc., a Maryland corporation (the “Company”), to its stockholders (the “Stockholders”) regarding a recent, unsolicited “mini-tender offer” by MacKenzie Realty Capital, Inc. to purchase shares of the Company’s common stock, $0.01 par value, for $0.15 per share less a $60 transfer fee charged by MacKenzie Realty Capital, Inc. (the “MacKenzie Offer”). The full text of the MacKenzie Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and hereby is incorporated by reference into this Item 8.01.
In the MacKenzie Notice, the Board of Directors of the Company recommends that the Stockholders reject the MacKenzie Offer for the reasons described in the MacKenzie Notice. The Company advises Stockholders to read and consider the MacKenzie Notice before deciding whether to participate in the MacKenzie Offer.
Item 9.01.     Financial Statements and Exhibits.
(d)        Exhibits
99.1 Highlands REIT, Inc. website notice to stockholders, dated October 3, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: October 3, 2018	By:	/s/ Robert J. Lange
	Name:	Robert J. Lange
	Title:	Executive Vice President, General Counsel and Secretary